UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

ZOMEDICA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, Robert Cohen, the Interim Chief Executive Officer of Zomedica Pharmaceuticals Corp. (the “Company”), and Christopher Wolfenberg were appointed by the Board of Directors (the “Board”) of the Company, to serve as members of the Board. Following Messrs. Cohen’s and Wolfenberg’s appointments to the Board, the Board is comprised of 4 independent directors and 2 non-independent directors. Neither Mr. Cohen nor Mr. Wolfenberg are expected to serve on the Audit Committee, the Nominating and Corporate Governance Committee or the Compensation Committee of the Board.

On August 6, 2020, the Board appointed Ann Cotter, the Company’s Vice President of Finance since August 2018 and, as of August 14, 2020, the Company’s Interim Chief Financial Officer, as the Company’s Corporate Secretary, effective August 14, 2020.

Robert Cohen

As previously disclosed on the Company’s Current Report on 8-K filed with the SEC on June 17, 2020, Mr. Cohen has been the Interim Chief Executive Officer of the Company since June 16, 2020. Mr. Cohen has more than 35 years of experience developing and successfully commercializing medical and biotechnology devices.

There are no arrangements or understandings between Mr. Cohen and any other persons pursuant to which he was selected as a director. There are no transactions between Mr. Cohen and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Christopher Wolfenberg

Mr. Wolfenberg is a partner with Fasken Martineau DuMoulin LLP (“Fasken”). He has practiced business law for almost 20 years and has acted as a director and officer of public, private and not for profit corporations. Mr. Wolfenberg holds an LL.M. from Cornell Law School, an LL.B. from Queen’s University and a Bachelor of Social Sciences from the University of Ottawa.

The Company engages Fasken for a variety of legal services and paid approximately $182,000 in legal fees to the law firm since the firm’s engagement in fiscal 2019. There are no arrangements or understandings between Mr. Wolfenberg and any other person pursuant to which Mr. Wolfenberg was selected as a director, and, other than as described above, there are no transactions between Mr. Wolfenberg and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2020 the Board approved and adopted amendments to the Company’s Amended and Restated By-law No. 1 (as amended, the “Amended and Restated By-Law No. 1 (2nd Version)” or the “Amended and Restated By-laws”), subject to shareholder ratification and confirmation. The Amended and Restated By-Laws are currently effective, and the Board is required to submit the By-law Amendments to shareholders for consideration at the Company’s pending Annual and Special Virtual-Only Meeting (the “Meeting”). The Amended and Restated By-Laws will cease to be effective if they are not ratified and confirmed by the shareholders at the Meeting. The Amended and Restated By-laws, among other things, include the following changes:

•	Revision of Section 3.04 to provide that the Company does not need to maintain one-quarter of its directors as “resident Canadians” as defined in the Business Corporations Act (Alberta) (the "ABCA"), or to require that the directors only transact business at meetings where one-quarter of the directors present are “resident Canadians”, unless required by the ABCA;

•	Revisions of Sections 2.05, 8.01 and 8.02 to remove certain provisions of the by-laws delegating certain powers of the Corporation to specified officers of the Corporation, including the authority of the president to exercise borrowing powers, the authority of the president to determine the place of holding of annual shareholder meetings and the authority of the chairman, the president of the chief executive officer to call special meetings of shareholders;

•	Revision of Section 8.03 to provide that meetings of shareholders shall be held at any place within or outside Alberta as determined by the directors from time to time.

•	Addition of a new Section 8.04 to allow a meeting of shareholders to be held, in accordance with the ABCA, entirely by electronic means, telephone or communications facility that permits all participants to communicate adequately with each other during the meeting;

•	Addition of new Section 8.08 to, subject to the ABCA, allow shareholders or any other person entitled to attend a meeting of shareholders to participate in the meeting by electronic means, telephone or other communication facilities that permit all participants to hear or otherwise communicate with each other. A person participating in a meeting by those means is deemed to be present at the meeting;

•	Revision of Section 8.10 to change the quorum at a meeting of shareholders to be two persons present and holding or representing by proxy not less than 25% of the outstanding common shares entitled to be voted at a meeting;

•	Revision of Section 8.12 to provide for voting procedures at shareholder meetings, including matters related to a vote by show of hands and by ballot, and also providing for the authority of the chairman at a meeting in relation to votes upon matters, such as the right of the chairman to determine that matter has been carried or not carried, or to require a ballot and determine the manner by which a ballot shall be conducted. Further, the casting vote granted to the chairman at a meeting of shareholders has been deleted; and

•	Addition of new Section 8.13 to allow for voting at a meeting of shareholders, in accordance with the ABCA, entirely by electronic means if the Company makes available such a communications facility.

The foregoing summary of the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference. A copy of the Amended and Restated By-laws, marked to show the changes to Amended and Restated By-law No. 1, has also been attached as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated By-law No. 1 (2nd Version), as adopted August 6, 2020.

3.2	Marked Amended and Restated By-law No. 1 (2nd Version).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: August 7, 2020	By:	/s/ Shameze Rampertab
Name: Shameze Rampertab
Title: Chief Financial Officer